Exhibit (b)(1)

Execution Version

BANK OF AMERICA, N.A. BOFA SECURITIES, INC. One Bryant Park New York, NY 10036	CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, NY 10013	APOLLO GLOBAL FUNDING, LLC APOLLO CAPITAL MANAGEMENT, L.P. 9 West 57th Street, 41st Floor New York, NY 10019

Highly Confidential

December 21, 2025

Paramount Skydance Corporation

1515 Broadway

New York, New York 10036

PROJECT WARRIOR

$54,000 Million Senior Secured 364-Day Bridge Facility

Amendment No. 1 to Commitment Letter

Ladies and Gentlemen:

Reference is hereby made to the Commitment Letter, dated as of December 8, 2025 (together with the exhibits thereto, the “Commitment Letter”), by and among BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”), Bank of America, N.A. (“Bank of America”), Citi (as defined below), Apollo Global Funding, LLC (“AGF”), Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by it or its affiliates (in such capacity, “ACM”, and together with AGF, “Apollo”, and together with Bank of America, BofA Securities and Citi and with each other person, if any, added as a “Commitment Party” after the date of the Commitment Letter, “we” or “us” and each, a “Commitment Party”) and Paramount Skydance Corporation, a Delaware corporation (“you” or the “Borrower”). Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter. “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein. “AGF” shall mean Apollo Global Funding, LLC and/or any of its affiliates as AGF shall determine to be appropriate to provide the services contemplated herein.

1.	Amendment.

Effective as of the date hereof, you and the Commitment Parties hereby agree that paragraph (d) of Exhibit A to the Commitment Letter shall be deleted and replaced with the following:

“(d)         In connection with the foregoing, on or prior to the Closing Date, either (i) the Borrower will obtain gross proceeds from the sale of equity in the Borrower or New Pilot in an aggregate amount that is not less than $35,000,000,000; provided that any such equity not in the form of common stock of the Borrower or New Pilot shall be on terms reasonably acceptable to the Initial Lenders parties to this Commitment Letter (it being understood that any equity that does not constitute Disqualified Equity Interests (as defined in the Target Term Loan Agreement) or that is not assigned any non-equity credit in connection with the determination of the Facilities Rating shall, in each case, be deemed reasonably satisfactory); or (ii) the Company will receive payment in an amount not less than $35,000,000,000 pursuant to that certain guarantee from The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and Mr. Lawrence Ellison in favor of the Company (either (i) or (ii), the “Equity Contribution”).”

Project Warrior – Amendment No. 1 to Commitment Letter

Except as expressly amended by this amendment letter, the provisions of the Commitment Letter are and shall remain in full force and effect.

2.	Amendments; Governing Law, Etc.

This amendment letter may not be amended or any provision hereof waived or modified except in a writing signed by each Commitment Party and you. This amendment letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this amendment letter by facsimile or other electronic transmission (including in “.pdf” format) will be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this amendment letter and will not affect the construction of, or to be taken into consideration in interpreting, this amendment letter. The words “execution,” “signed,” “signature,” and words of like import this amendment letter or any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

THIS AMENDMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AMENDMENT LETTER, WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The waiver of jury trial, jurisdiction, service of process and venue provisions set forth in the Commitment Letter are hereby incorporated by reference, mutatis mutandis.

[Signature pages follow]

Project Warrior – Amendment No. 1 to Commitment Letter

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Jonathan Tristan
Name:	Jonathan Tristan
Title:	Director

BOFA SECURITIES, INC.

By:	/s/ Jeffrey Standish
Name:	Jeffrey Standish
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROJECT WARRIOR BRIDGE COMMITMENT LETTER]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROJECT WARRIOR BRIDGE COMMITMENT LETTER]

APOLLO CAPITAL MANAGEMENT, L.P.,
on behalf of one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by its or its affiliates

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

APOLLO GLOBAL FUNDING, LLC

By:	/s/ Daniel M. Duval
Name:	Daniel M. Duval
Title	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROJECT WARRIOR BRIDGE COMMITMENT LETTER]

Accepted and agreed to as of
the date first written above:

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Andrew Brandon-Gordon
	Name:	Andrew Brandon-Gordon
	Title:	Chief Strategy Officer and Chief Operating Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROJECT WARRIOR BRIDGE COMMITMENT LETTER]